Exhibit 10.7

ORIGINAL FOR EXECUTION

APPROVED VICE PRESIDENT HUMAN RESOURCES

EFFECTIVE JANUARY 1, 2005

CONOCOPHILLIPS

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

PRE-AMERICAN JOBS CREATION ACT OF 2004 (“AJCA”)

GRANDFATHERED PROVISIONS

Benefits under this Plan, formerly the Phillips Petroleum Company Supplemental Executive Retirement Plan, (the “Phillips Plan”), that commenced prior to January 1, 2005 (“AJCA-grandfathered benefits”), shall be subject exclusively to the terms and conditions of the Phillips Plan in effect or before October 3, 2004. No change in the ConocoPhillips Retirement Plan adopted subsequent to such date and no change in the Phillips Plan or in the ConocoPhillips Supplemental Executive Retirement Plan adopted after such date shall apply to an AJCA-grandfathered benefit. Provided, however, for purposes of this paragraph, benefits shall be deemed to have commenced prior to January 1, 2005 and shall be AJCA-grandfathered benefits if the relevant corporate officer or committee approved the eligible employee’s petition regarding time and form of payment before January 1, 2005 even if the benefit commenced after December 31, 2004. The “relevant corporate officer or committee” means the person or persons with the authority under the Phillips Plan to approve a petition regarding the time and form of payment.

SECTION I - PURPOSE

The purpose of the ConocoPhillips Supplemental Executive Retirement Plan (“Plan”) is to supplement the retirement benefits of Retiring eligible employees who were hired in mid- career. ConocoPhillips Company (“Company”) recognizes that from time to time, it retains the services of employee(s) after the employee has performed services at another company (or companies) for varying periods of time, in order to obtain the special skills and expertise developed by the key employee during these other periods of employment. These employees generally forego all or a portion of their potential retirement benefits upon leaving their previous employer(s). This Plan, therefore, supplements retirement benefits to at least partially compensate for the loss of retirement benefits accrued at the previous employer(s). The amount of supplemental benefit payable under this Plan is not intended to cause a Retiring eligible employee’s retirement benefit to equal or exceed a full career Retiring eligible employee’s benefit.

SECTION II - DEFINITION OF TERMS

a)	Affiliated Group	shall mean the Company plus other subsidiaries and affiliates in which it owns a 5% or more equity interest.

b)	Retirement Income Plan	is Title I of the ConocoPhillips Retirement Plan (Phillips Retirement Income Plan).

c)	Retirement (or Retire, or Retiring)	is termination of employment with the Company on or after the employee’s earliest early retirement date as defined in the Retirement Income Plan. It includes termination of employment at an age below 55 only when Section V applies.

d)	Credited Service, Final Average Earnings, Normal Retirement Date, and Early Retirement Date	as determined in accordance with the provisions of the Retirement Income Plan.

e)	Total Final Average Earnings

is the average of the high 3 earnings, excluding Incentive Compensation Plan Awards, paid in consecutive years of the last 10 years prior to termination of employment plus the average of the high 3 Incentive Compensation Plan Awards for any of such last 10 years under the Incentive Compensation Plan, whether paid or deferred and shall include the value of any special awards specified by the Compensation Committee to be included for final average earnings purposes under the terms of the special awards when granted by the Compensation Committee, and shall also recognize benefits paid under Section 4.2 of the Phillips Petroleum Company Executive Severance Plan in the same manner as layoff pay is recognized under the Retirement Income Plan.

f)	Total Credited Service

is an employee’s Credited Service plus any additional months of service as calculated under the Principal Corporate Officers Supplemental Retirement Plan and Missed Credited Service as defined in sub-section (j) of Section II of Article I in the Retirement Income Plan, plus months of service by recognizing benefits paid under Section 4.2 of the Phillips Petroleum Company Executive Severance Plan in the same manner as layoff pay is recognized under the Retirement Income Plan.

g)	Plan Administrator	means the person who is the highest level officer of the Company with primary responsibility for human resources, or such person’s successor.

h)	Trustee	means the trustee of the grantor trust established by the Trust Agreement between the Company and Wachovia Bank, N. A. dated as of June 1, 1998, or any successor trustee.

i)	Participating Subsidiary

means a subsidiary of the Company, of which the Company beneficially owns, directly or indirectly, more than 50% of the aggregate voting power of all outstanding classes and series of stock, where such subsidiary has adopted one or more plans making participants eligible for participation in this Plan.

SECTION III - ELIGIBLE EMPLOYEES

All employees of the Company who are participants in the Retirement Income Plan and who, a) as of November 1, 1988 participated in the Incentive Compensation Plan as members of Teams I, II, III (including those individuals promoted to such levels through November 1, 1988, ie: Grade 33 or above and ICP eligible), or b) were active employee participants or were eligible to participate in the Key Employee Death Protection Plan on the date of its termination (December 31, 1986), c) are hired subsequent to November 1, 1988 and at the time of hire are recommended for participation in the Plan by the Plan Administrator, with approval by the Chief Executive Officer of the Company, or d) prior to retirement are recommended for participation in the Plan by the Plan Administrator, with approval by the Chief Executive Officer of the Company, will be eligible for benefits under this Plan.

SECTION IV - ELIGIBILITY FOR BENEFITS

An eligible employee as described in Section III, will be eligible to receive the benefit amount described in Section VI only if the results of (a) below exceed the results of (b) below where:

(a)         is the lesser of the following percentages;

(i)            2.4% times the greater of the eligible employee’s Credited Service or the Employee’s Total Credited Service at the time of Retirement; or

(ii)           the Maximum SERP Benefit Percentage shown in the schedule below based upon the eligible employee’s attained age at Retirement

and,      (b)           is the percentage derived by multiplying 1.6% times the eligible employee’s Total Credited Service at the time of Retirement.

Attained
Age at	Maximum SERP
Retirement	Benefit Percentage

65	60.0%
64	58.4%
63	56.8%
62	55.2%
61	53.6%
60	52.0%
59	50.4%
58	48.8%
57	47.2%
56	45.6%
55	44.0%
54 or younger	-0-

SECTION V - SPECIAL ELIGIBILITY

An eligible employee as described in Section III who is less than age 55 and who is laid off under the Layoff Plan of Phillips Petroleum Company and/or the Supplemental Layoff Plan of Phillips Petroleum Company and/or the Enhanced Supplemental Layoff Pay Plan of Phillips Petroleum Company and/or the Phillips Layoff Plan and/or the Work Force Stabilization Plan of Phillips Petroleum Company and/or who receives benefits under the Phillips Petroleum Company Executive Severance Plan or any similar plans which may be adopted by the Company from time to time and any employee who becomes employed by a member of the Affiliated Group, other than the Company or a Participating Subsidiary, immediately after terminating employment with the Company or a Participating Subsidiary, will be eligible to receive the benefit described in Section VI if the results of (a) below exceed the results of (b) below where:

(a)         is the lesser of the following percentages;

(i)            2.4% times the greater of an eligible employee’s Credited Service, or the employee’s Total Credited Service at the time of layoff or termination; or

(ii)           the Maximum SERP Benefit Percentage shown in the schedule below based upon the eligible employee’s attained age at the time of layoff or termination.

and,      (b)           is the percentage derived by multiplying 1.6% times the eligible employee’s Total Credited Service at the time of layoff or termination.

Attained Age
at the time	Maximum SERP
of Layoff	Benefit Percentage

54	42.4%
53	40.8%
52	39.2%
51	37.6%
50	36.0%
49	34.4%
48	32.8%
47	31.2%
46	29.6%
45	28.0%
44	26.4%
43	24.8%
42	23.2%
41	21.6%
40	20.0%
39	18.4%
38	16.8%
37	15.2%
36	13.6%
35	12.0%
34	10.4%
33	8.8%
32	7.2%
31	5.6%
30	4.0%
29	2.4%
28	0.8%

SECTION VI - BENEFIT AMOUNT

Notwithstanding anything to the contrary in this Section VI, and subject to the AJCA Grandfather Provisions of this Plan, the rules for calculating an eligible employee’s benefit will be applied consistently with good faith compliance with section 409A of the Internal Revenue Code of 1986 as amended; and any provisions of this Plan to the contrary will be disregarded. An eligible employee who qualifies for benefits under this Plan in accordance with Sections IV and V will be eligible to receive retirement benefits from the Plan as follows:

A.         With respect to eligible employees who commence retirement benefits on or after their Normal Retirement Date -

multiply the lesser of (a)(i) or (a) (ii) as computed in Sections IV or V, as applicable, times the greater of the employee’s Final Average Earnings or the employee’s Total Final Average Earnings and with the results reduced by the portion of the eligible employee’s Primary Social Security benefit as determined in the same manner as such reduction is determined under the Final Average Earnings formula of the Retirement Income Plan.

B.          With respect to eligible employees who commence retirement benefits at an Early Retirement Date - benefits will be calculated in the same manner as the benefits for Normal Retirement Date, as described in A. of this Section, but reduced for early retirement in the same manner as is applicable under the Retirement Income Plan.

In either A. or B. above the Retirement Income Plan calculations shall be made as if no benefit limitations were imposed by the Internal Revenue Code and no benefit reductions resulted from participation in any qualified or non-qualified Company-sponsored benefit plan, and the resulting benefit amount will be reduced by applicable retirement benefit payments for which the retiree is eligible from any of the following plans, or any other similar plan or plans, of the Company or any of its subsidiary or affiliated companies; Retirement Income Plan, Retirement Restoration Plan of Phillips Petroleum Company, Key Employee Deferred Compensation Plan of Phillips Petroleum Company, the Retirement Makeup Plan of

Phillips Petroleum Company, Principal Corporate Officers Supplemental Retirement Plan of Phillips Petroleum Company, the Phillips Petroleum Company Key Employee Death Protection Plan, the Key Employee Supplemental Retirement Plan and the Key Employee Missed Credited Service Retirement Plan.

SECTION VII - PAYMENT OF RETIREMENT BENEFITS

Subject to the AJCA Grandfather provisions of the Plan, payment of benefits to eligible employees shall be as follows:

A.         The rules for payment of benefits to eligible employees listed on Schedule A attached to this plan (“Schedule A Employees”) shall be as follows:

(1)         The benefit shall be paid as a straight life annuity for the life of the Schedule A Employee commencing in December, 2005, or if later, six months after Separation from Service. The Plan shall pay simple interest at a rate of 3% per annum on each delayed payment from the annuity starting date to December 1, 2005.

(2)         Provided, however, notwithstanding subsection A.(1), (i) a Schedule A Employee who is married may, on or before December 1, 2005, elect, in writing, to receive a 50% joint and survivor annuity with the spouse as survivor commencing in December, 2005, with the rules regarding interest being as described in subsection (1) above; and

(ii) Any Schedule A Employee may elect on or before December 1, 2005, to cancel, in writing, participation in this Plan in which case the Schedule A Employee shall receive the present value of his entire accrued benefit under this Plan on or before December 31, 2005.

B.          Benefits that commence under this Plan after 2005 for an eligible employee who is not a Schedule A Employee shall be paid in a lump sum the later of the first day of the first calendar month after the day the employee becomes age 55 (or, if the Retirement Income Plan treats the Employee as turning age 55 before that birth date, on the day he is treated as being age 55)  or the first day of the seventh calendar month after Separation from Service as that term is defined in section 409A of the Internal Revenue Code and regulatory guidance thereunder(excluding death) but in no event before November 1, 2006. If the applicable commencement date is the first day of the seventh calendar month after Separation from Service, the Plan shall pay simple interest at the 6 month T-Bill rate (as determined by the Plan Administrator) in effect as of the annuity starting date. Such interest shall be paid from the annuity starting date used in calculating the benefit under this Plan to the commencement date.

SECTION VIII - METHOD OF PROVIDING BENEFITS

This Plan shall be unfunded. All benefits shall be provided solely from the general assets of the Company and any rights accruing to an eligible employee under the Plan shall be those of a general creditor; provided, however, that the Company may establish a grantor trust to satisfy part or all of its Plan payment obligations so long as the plan remains unfunded for purposes of Title I of ERISA.

SECTION IX - MISCELLANEOUS PROVISIONS

(a)         No right or interest of an eligible employee under this Plan shall be assignable or transferable, in whole or in part, directly or indirectly, by operation of law or otherwise (excluding devolution upon death or mental incompetency).

(b)        Any claim for benefits hereunder shall be presented in writing to the Plan Administrator for consideration, grant or denial. In the event that a claim is denied in whole or in part by the Plan Administrator, the claimant, within ninety days of receipt of said claim by the Plan Administrator, shall receive written notice of denial. Such notice shall contain:

(1)              a statement of the specific reason or reasons for the denial;

(2)              specific references to the pertinent provisions hereunder on which such denial is based;

(3)              a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

(4)              an explanation of the following claims review procedure set forth in paragraph (c) below.

(c)         Any claimant who feels that a claim has been improperly denied in whole or in part by the Plan Administrator may request a review of the denial by making written application to the Trustee. The claimant shall have the right to review all pertinent documents relating to said claim and to submit issues and comments in writing to the Trustee. Any person filing an appeal from the denial of a claim must do so in writing within sixty days after receipt of written notice of denial. The Trustee shall render a decision regarding the claim within sixty days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable time, but not later than 120 days after receipt of the request for review. The decision of the Trustee shall be in writing and, in the case of the denial of a claim in whole or in part, shall set forth the same information as is required in an initial notice of denial by the Plan Administrator, other than an explanation of this claims review procedure. The Trustee shall have absolute discretion in carrying out its responsibilities to make its decision of an appeal, including the authority to interpret and construe the terms hereunder, and all interpretations, findings of fact, and the decision of the Trustee regarding the appeal shall be final, conclusive and binding on all parties.

(d)        Compliance with the procedures described in paragraphs (b) and (c) shall be a condition precedent to the filing of any action to obtain any benefit or enforce any right which any individual may claim hereunder. Notwithstanding anything to the contrary in this Plan, these paragraphs (b), (c) and (d) may not be amended without the written consent of a seventy-five percent (75%) majority of Participants and Beneficiaries and such paragraphs shall survive the termination of this Plan until all benefits accrued hereunder have been paid.

(e)         The Chief Executive Officer, may amend or terminate this Plan at any time if, in his or her sole judgment such amendment or termination is deemed desirable. However, such amendments may not increase the benefits payable hereunder to any Officer of the Company who is also currently a Director of the Company.

(f)         No amount accrued or payable hereunder shall be deemed to be a portion of an eligible employee’s compensation or earnings for the purpose of any other employee benefit plan adopted or maintained by the Company, nor shall this Plan be deemed to amend or modify the provisions of the Retirement Income Plan.

(g)        Participation or nonparticipation in this Plan shall not affect any eligible employee’s employment status, or confer any special rights other than those expressly stated in the Plan.

(h)        Except as otherwise provided herein, the Plan shall be binding upon the Company, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of the Company’s assets and business or with or into which the Company may be consolidated or merged.

(i)          The Plan shall be construed, regulated, and administered in accordance with the laws of the State of Texas except to the extent that said laws have been preempted by the laws of the United States.

SECTION X - EFFECTIVE DATE

This Plan became effective January 1, 1987. This amendment and restatement of the Plan became effective January 1, 2005.

CONOCOPHILLIPS

By:	/s/ Carin S. Knickel	Dated:	December 20, 2005
Carin S. Knickel
Vice President, Human Resources